EXHIBIT 99.2

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

(dollars in thousands, except share data)	June 30, 2004	December 31, 2003

ASSETS

Current assets
Cash and cash equivalents	$61,356	$103,359
Restricted cash	-	1,000
Accounts receivable, net of allowance for doubtful accounts of $6,419 and $6,305, respectively	18,749	16,720
Inventories	3,679	4,889
Prepaid expenses and other	10,066	6,780
Total current assets	93,850	132,748

Property and equipment, net	487,376	485,557

Goodwill	252,242	252,242

Other intangibles, net	9,934	10,549

Other, net	26,810	36,180

	$870,212	$917,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$9,865	$6,274
Accrued expenses and other	70,052	80,365
Total current liabilities	79,917	86,639

Long-term liabilities
Long-term debt	534,067	533,968
Other long-term liabilities	-	6,068
Total long-term liabilities	534,067	540,036

Commitments and contingencies

Stockholders’ equity
Common stock, $.01 par value, 50,000 shares authorized, 25,000 shares issued, 23,115 shares outstanding	-	-
Additional paid-in capital	59,090	59,090
Retained earnings	251,336	285,709
	310,426	344,799
Treasury stock, at cost, 1,885 shares	(54,198)	(54,198)
Total stockholders’ equity	256,228	290,601
	$870,212	$917,276

The accompanying notes are an integral part of these
consolidated condensed financial statements.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2004	2003	2004	2003
Revenues
Casino	$211,556	$212,362	$437,195	$427,583
Food and beverage	19,665	20,229	40,148	40,656
Hotel	7,743	7,598	15,318	15,018
Retail and other	4,772	4,770	9,129	9,060
	243,736	244,959	501,790	492,317
Promotional allowances and other	(39,911)	(38,966)	(79,369)	(76,223)
Net revenues	203,825	205,993	422,421	416,094

Expenses
Casino	120,308	125,120	244,498	244,348
Food and beverage	6,118	6,256	12,377	12,517
Hotel	463	488	1,014	983
Retail and other	1,641	1,472	3,293	2,717
General and administrative	28,788	28,111	59,317	56,398
Corporate expenses	26,289	6,084	31,467	11,582
Deferred compensation	44,574	(293)	45,552	(492)
Net loss on disposal of assets	529	1,157	642	1,228
Depreciation and amortization	13,423	13,394	26,989	26,773
Total expenses	242,133	181,789	425,149	356,054

Operating income (loss)	(38,308)	24,204	(2,728)	60,040

Other income (expense)
Interest expense	(11,911)	(12,690)	(23,776)	(25,438)
Interest income	184	202	306	380
Loss on early retirement of debt	(179)	-	(179)	-
Other, net	(1)	66	(1)	66
Total other income (expense)	(11,907)	(12,422)	(23,650)	(24,992)

Net income (loss)	$(50,215)	$11,782	$(26,378)	$35,048

The accompanying notes are an integral part of these
consolidated condensed financial statements.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

(unaudited)

(in thousands)	2004	2003

Cash flows from operating activities
Net income (loss)	$(26,378)	$35,048
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,989	26,773
Amortization of debt discounts, deferred finance charges and other	1,359	1,356
Loss on early retirement of debt	179	-
Net loss on disposal of assets	642	1,228
Provision for doubtful accounts	1,588	1,617
Deferred compensation	45,552	(492)
(Decrease) increase in restricted cash	1,000	(61)
Net change in current assets and current liabilities	(8,746)	(20,626)
Net cash provided by operating activities	42,185	44,843

Cash flows from investing activities
Purchases of property and equipment	(28,852)	(26,159)
Proceeds from sale of property and equipment	64	268
Decrease in notes receivables	800	-
Net increase in other assets	120	93
Net cash used in investing activities	(27,868)	(25,798)

Cash flows from financing activities
Proceeds from long-term debt	-	20,000
Repayments on long-term debt	-	(18,000)
Exercise of stock options	-	162
Payment of stock appreciation rights	(47,689)	-
Capital dividends	(8,631)	(22,594)
Net cash used in financing activities	(56,320)	(20,432)

Net change in cash and cash equivalents	(42,003)	(1,387)

Cash and cash equivalents, beginning of period	103,359	87,373

Cash and cash equivalents, end of period	$61,356	$85,986

Supplemental cash flow disclosure
Interest paid	$22,310	$24,241

The accompanying notes are an integral part of these
consolidated condensed financial statements.

HORSESHOE GAMING HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(unaudited)

Note 1 - Basis of Presentation

The accompanying unaudited consolidated condensed financial statements of Horseshoe Gaming Holding Corp., a Delaware corporation, and its subsidiaries (the “Company”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. It is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company’s Form 10-K for the year ended December 31, 2003.  In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of all periods presented have been made. The results of operations for the six months ended June 30, 2004, are not necessarily indicative of the operating results for the full year.

Note 2 – Sale of the Company

On September 10, 2003, the Company and its stockholders entered into a definitive Stock Purchase Agreement (the “Harrah’s Sale Agreement”) with Harrah’s Entertainment, Inc. (“Harrah’s”).  Under the terms of the Harrah’s Sale Agreement, the stockholders of the Company agreed to sell all of the outstanding stock of the Company to Harrah’s, subject to customary conditions, for $1.45 billion, including the assumption of debt.  The transaction was completed on July 1, 2004.

Due to the sale, the Company incurred costs for the three and six months ended June 30, 2004, of approximately $21.3 million and $21.5 million, respectively, which are included in corporate expenses in the accompanying consolidated condensed statements of operations.

Note 3 – Other Intangibles, Net

As of June 30, 2004, and December 31, 2003, the Company had the following intangible assets recorded on its balance sheet (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Balance
June 30, 2004
Deferred licensing fees	$11,131	$3,914	$7,217
Other	6,392	3,675	2,717
	$17,523	$7,589	$9,934

December 31, 2003
Deferred licensing fees	$11,131	$3,640	$7,491
Other	6,380	3,322	3,058
	$17,511	$6,962	$10,549

Amortization expense for the three months ended June 30, 2004 and 2003 was approximately $0.3 million and $0.9 million, respectively.  Amortization expense for the six months ended June 30, 2004 and 2003 was approximately $0.6 million and $2.2 million, respectively.  Estimated annual amortization expense for the years ended December 31, 2004, 2005, 2006, 2007 and 2008 is approximately $1.3 million, $0.8 million, $0.8 million, $0.8 million and $0.8 million, respectively.

Note 4 – Long-term Debt

On June 30, 2004, the Company terminated its Credit Facility due to the sale to Harrah’s.  As a result the Company recognized a loss on early retirement of debt of approximately $0.2 million for the three and six months ended June 30, 2004.

Note 5 – Deferred Compensation

As a result of the sale of the Company, the change of control provision contained in the stock appreciation rights (“SARs”) granted to employees became effective.  The provision provided for immediate and full vesting of all SARs.  The Company recognized additional deferred compensation expense for the three and six months ended June 30, 2004, of approximately $43.4 million, which is included on the deferred compensation line in the accompanying consolidated condensed statements of operations.

Note 6 – Contingencies

The Company and its subsidiaries are from time to time, party to legal proceedings arising in the ordinary course of business.  Except as discussed in the Company’s Form 10-K for the year ended December 31, 2003, the Company is unaware of any legal proceedings which, even if the outcome were unfavorable to the Company, would have a material adverse impact on either its financial condition or results of operations.

Note 7 – Income Taxes

The Company is organized as a corporation under Delaware laws and has elected to be taxed as an S Corporation for federal income tax purposes.  Accordingly, no provision is made in the accounts of the Company for federal income taxes, as such taxes are liabilities of the stockholders.